UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

Warner Music Group Corp.

(Exact name of Registrant as specified in its charter)

Delaware	001-32502	13-4271875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Guarantee of Dollar Notes and Euro Notes

On November 16, 2012, Warner Music Group Corp. (the “Company”) issued a guarantee with respect to the $500 million aggregate principal amount of 6.000% Senior Secured Notes due 2021 (the “Dollar Notes”) and the €175 million aggregate principal amount of 6.250% Senior Secured Notes due 2021 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”) issued by WMG Acquisition Corp. on November 1, 2012 whereby it fully and unconditionally guaranteed (the “Guarantee”), on a senior secured basis, the payments of WMG Acquisition Corp. under the Notes.

A copy of the Guarantee is attached as Exhibit 4.1 hereto and incorporated herein by reference. The foregoing description of the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Guarantee.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 concerning the Guarantee is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Guarantee, dated November 16, 2012, issued by Warner Music Group Corp., relating to WMG Acquisition Corp.’s 6.000% Senior Secured Notes due 2021 and the 6.250% Senior Secured Notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER MUSIC GROUP CORP.

BY:	/s/ Paul M. Robinson
Paul M. Robinson
Executive Vice President, General Counsel and Secretary

Date: November 19, 2012

EXHIBIT INDEX

Exhibit Number	Description

4.1	Guarantee, dated November 16, 2012, issued by Warner Music Group Corp., relating to WMG Acquisition Corp.’s 6.000% Senior Secured Notes due 2021 and the 6.250% Senior Secured Notes due 2021.

4